TRANSITION SERVICES AGREEMENT THIS TRANSITION SERVICES AGREEMENT (the Agreement ) is made effective as of November 17, 2025 (the Effective Date ), by and between James Hardie Industries plc, an Irish public limited company ( James Hardie and together with its subsidiaries the James Hardie Group ), and Rachel Wilson ( Executive and, together with James Hardie, the Parties ). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the employment offer dated August 16, 2023, by and between James Hardie Building Products, Inc. and Executive ( Employment Agreement ). RECITALS WHEREAS, Executive currently serves as the Chief Financial Officer of James Hardie pursuant to the Employment Agreement; and WHEREAS, the Parties desire to enter into this Agreement to set forth the Parties agreement as to the transition of Executive s position as Chief Financial Officer of James Hardie in connection with Executive s termination from employment with the James Hardie Group and the hiring of an individual to succeed Executive as the chief financial officer of James Hardie (such individual, the Successor Chief Financial Officer ). NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties agree as follows: 1. Transition Date; Qualifying Termination Date; Departure Date. Executive s employment with the James Hardie Group shall cease effective as of March 31, 2026 (the Transition Date ) or, if earlier, upon (x) Executive s termination of employment by the James Hardie Group (other than for Cause), (y) Executive s termination of employment for Good Reason where such occurrence giving rise to Good Reason occurs following the Effective Date, or (z) Executive s termination of employment as a result of Executive s death or Disability (such date, the Qualifying Termination Date ). Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit either Party from terminating the employment of Executive for any reason prior to the Transition Date (the date of termination of employment, whether on or before the Transition Date, the Departure Date ). Effective upon the date hereof, Executive shall be deemed to have resigned from all positions Executive holds as an officer or executive with respect to the James Hardie Group and agrees to execute the resignation letter attached hereto as Appendix A. 2. Transition Services. Executive agrees to continue employment with the James Hardie Group in an advisory role and perform services related to transition of duties, responsibilities and authorities of the position of chief financial officer to the Successor Chief Financial Officer as reasonably requested by the Chief Executive Officer and the board of directors of James Hardie. Executive acknowledges and agrees that, during the period of Executive s continued service and ending on the Departure Date, Executive shall not work on a full- or part- time basis for another person, firm or entity; provided, that Executive may manage personal and family investments, participate in industry organizations and deliver lectures at educational institutions, and participate in civic, charitable and educational activities, so long as such activities LP 25897329.1 \ 50307.148159 EXHIBIT 10.53

2 do not interfere with the performance of the transition services. 3. Final Payments/Obligations Upon Termination. (a) Executive will be paid all wages due to Executive through and including the without Good Reason, or Executive dies or becomes Disabled, in which case payment shall only be made through the Departure Date), as well as accrued but unused vacation pay and unreimbursed business expenses in accordance with James Hardie Group policy. (b) except as otherwise provided herein or in the relevant plan documents. The James Hardie Human Resources Department will send Executive information concerning any conversion rights Executive may have for medical, life, and/or disability insurance coverage as well as information about other benefit plans consistent with any obligations imposed by the plans or as otherwise provided by law. (c) All James Hardie Group property, including but not limited to any James Hardie Group laptop and cell phone, must be returned to the James Hardie Group in the condition it was received (other than ordinary wear and tear) by the close of business on the Departure Date. To the extent Executive has electronic information regarding the James Hardie Group on personal electronic devices or accounts, Executive shall promptly inform the James Hardie Group and accept direction regarding whether to delete or copy and provide to the James Hardie Group and then delete, such information. Under no circumstance shall Executive retain any of the James Hardie Group information on any personal devices or accounts without the written consent of the James Hardie Group. Notwithstanding the foregoing, Executive shall be permitted to retain copies (d) Any outstanding equity awards held by Executive will continue to vest in the ordinary course through the Cause, Executive resigns without Good Reason, or Executive dies or becomes Disabled, in which case payment shall only be made through the Departure Date). Upon such date, any outstanding equity awards will be treated in accordance with the Amended and Restated James Hardie Industries plc Long Term Incentive Plan or Amended and Restated James Hardie Industries plc 2001 Equity Incentive Plan, as applicable, and the underlying award agreements thereunder. (e) Any outstanding cash transaction incentive will continue to vest in the ordinary course through the Departure Date. Upon the Departure Date, any outstanding portion of the Cash Transaction incentive will vest and become payable in accordance with the terms of the Cash Transaction Incentive Memo. 4. Separation Payments. (a) the Confidentiality, Limited Non-Compete and Proprietary Rights Agreement (or any other -revocation of this Agreement, Executive shall be entitled to accelerated vesting of a pro-rata portion (based on

Docusign Envelope ID: BAD2E3EB-335C-43D6-8C67-5A674C1A81A5

the number of days employed from the grant date through the Departure Date) of the Integration Restricted Stock Units granted to Executive on June 1, 2025, assuming performance achieved at target level of performance (the "Additional Acceleration"). If Executive voluntarily terminates employment with the James Hardie Group without Good Reason or is terminated by the James Hardie Group for Cause prior to the Transition Date, Executive will not be entitled to the Additional Acceleration.

(b) Subject to Executive fulfilling Executive's obligations and the conditions set forth herein, including Executive's continued compliance with Executive's obligations under the Confidentiality, Limited Non-Compete and Proprietary Rights Agreement (or any other restrictive covenant agreement), Executive's timely execution, delivery and non-revocation of this Agreement, and Executive's timely execution, delivery and non-revocation of the Supplemental Release of Claims attached hereto as Appendix B following the Departure Date (the "Supplemental Release Agreement"), Executive shall be entitled to receive the following severance payments and benefits. If Executive voluntarily terminates employment with the James Hardie Group or is terminated by the James Hardie Group for Cause prior to the Transition Date, Executive will not be entitled to the below severance payments and benefits.

(i) The severance pay and benefits provided under Article 2(d) of Exhibit A of the Employment Agreement, in accordance with the terms of the Employment Agreement and Exhibit A of the Employment Agreement.

(ii) In recognition of Executive's service during the FY2026 performance period and plan design, Executive will be eligible to participate in the FY2026 Short-Term Incentive Plan (STIP), prorated for Executive's days of active employment during FY2026. Per plan design, Executive will receive the 80% Company Performance (CP) portion consistent with actual FY2026 Company Performance for "Corporate" metrics and as paid to other plan participants measured by Corporate metrics. The 20% Individual Performance (IP) portion will be paid at 100% or consistent with "Fully Performing" performance. This FY2026 STIP payment will be paid to Executive consistent with the Company's normal pay date and no later than June 15, 2026.

5. General Release.

(a) Executive, for and on behalf of Executive and Executive's heirs, executors, administrators, successors and assigns, hereby voluntarily, knowingly and willingly releases and forever discharges the James Hardie Group, together with all of the James Hardie Group's past and present owners, parents, subsidiaries, and affiliates, together with each of their members, officers, directors, investors, partners, managers, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (each, individually, a "Releasee," collectively referred to as the "Releasees") from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, "Claims") which Executive or Executive's heirs, executors, administrators,

3

4 successors or assigns ever had, now have or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (a) arising from the beginning of time up to the date Executive executes this Agreement including, but not limited to any such Claims (i) relating in any way to Executive s employment relationship with the James Hardie Group or any other Releasee, and (ii) arising under any federal, local or state statute or regulation, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Chicago Human Rights Ordinance, Cook County Human Rights Ordinance, Illinois Human Rights Act, the Illinois Constitution, each as amended and including each of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (b) arising out of or relating to the termination of Executive s employment; or (c) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the James Hardie Group or any other Releasee and Executive; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall in any way diminish or impair: (w) any Claims Executive may have that cannot be waived under applicable law, (x) rights under this Agreement, (y) any rights to indemnification or coverage under James Hardie Group liability insurance policies, which Executive might have as a result of Executive s employment with the James Hardie Group or (z) any rights Executive may have to vested benefits under Executive benefit and incentive plans. (b) Executive acknowledges and agrees that the James Hardie Group and the Releasees have fully satisfied any and all obligations owed to Executive arising out of or relating to Executive s employment with the James Hardie Group or any of the Releasees, and no further sums, payments or benefits are owed to Executive by the James Hardie Group or any of the Releasees arising out of or relating to Executive s employment with the James Hardie Group or any of the Releasees, except as expressly provided in this Agreement (for the avoidance of doubt, including any rights Executive may have to vested benefits under Executive benefit and incentive plans). 6. Permitted Disclosures. (a) Pursuant to 18 U.S.C. § 1833(b), Executive hereby acknowledges that Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive understands that if Executive files a lawsuit for retaliation by the James Hardie Group for reporting a suspected violation of law, Executive may disclose the trade secret to Executive s attorney and use the trade secret information in the court proceeding if Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement by and between the James Hardie Group and Executive is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets expressly allowed by such section. (b) Further, nothing in this Agreement or any other agreement Executive has with the James Hardie Group will prohibit or restrict Executive (i) voluntarily communicating with

5 an attorney retained by Executive, (ii) voluntarily communicating with or testifying before any law enforcement, government agency, including the Securities and Exchange Commission ( SEC ), the Equal Employment Opportunity Commission, or any state or local commission on human rights, or any self-regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case regarding possible violations of law (including alleged criminal conduct or unlawful employment practices) and without advance notice to the James Hardie Group, (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, (iv) disclosing any confidential information to a court or other administrative or legislative body in response to a subpoena, court order or written request, provided that Executive first promptly notify (to the extent legally permissible) and provide the James Hardie Group with the opportunity to seek, and join in its efforts at the sole expense of the James Hardie Group, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Executive is entitled, or (vi) making truthful statements or disclosures regarding alleged unlawful employment practices by the James Hardie Group. The activities and disclosures described in this Section 6 shall be collectively referred to herein as the Protected Activities. 7. Knowing and Voluntary Agreement. The James Hardie Group advises Executive to consult with an attorney of Executive s choosing prior to signing this Agreement. Executive represents that Executive has had the opportunity to review this Agreement and, specifically, the release in Section 5 of this Agreement, with an attorney of Executive s choice. Executive also agrees and acknowledges that Executive is receiving benefits and payments to which Executive would not otherwise be entitled unless Executive signs this Agreement, that Executive has voluntarily consented to the release set forth in Section 5 of this Agreement and that Executive has entered into this Agreement freely, knowingly and voluntarily. 8. Indemnification/Cooperation. Nothing contained in this agreement will diminish or impair any rights Executive may have from time to time to coverage under the James Hardie indemnification as provided in the James Hardie certificate of incorporation, bylaws, each as amended, or any indemnification agreement between the James Hardie Group and Executive. Executive agrees that, upon reasonable notice, and at times and places that do not unreasonably interfere with Exec Executive will reasonably assist and cooperate with the James Hardie Group, in connection with any investigation, proceeding, dispute, or claim that may be made against, by, or with respect to the James Hardie Group, or in connection with any ongoing or future investigation, proceeding, dispute, or claim of any kind involving the James Hardie Group, including any proceeding before any arbitral, administrative, regulatory, self-regulatory, judicial, legislative, or other body or agency (including, but not limited to, making Executive available upon reasonable notice for factual interviews, preparation for testimony, providing affidavits, and similar activities), to the extent such claims, investigations, or proceedings relate to employment with the James Hardie Group, services performed or required to be performed by Executive, or pertinent knowledge Executive possess. failure to reasonably cooperate with the James Hardie Group as outlined in this Section 8 (other than due to illness, injury or death) shall constitute a material breach of this Agreement. The James Hardie Group agrees to reimburse Executive for all reasonable out-of-pocket expenses (including all travel expenses) incurred by Executive in providing such cooperation.

6 9. Miscellaneous. (a) Confidentiality. Without limiting the Protected Activities, by executing this Agreement, Executive hereby agrees to maintain the confidentiality of the terms and conditions of this Agreement and to refrain from disclosing or making reference to its terms, except (i) as or attorney for the sole purposes of obtaining, Permissible Parties keep the terms and existence of this Agreement confidential. (b) Governing Law. This Agreement shall be construed under and governed in all respects by the laws of the State of Illinois, without regard to any conflicts of laws principles thereof that would cause the laws of any other jurisdiction to apply. (c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of James Hardie, its successors and permitted assigns and James Hardie shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that James Hardie would be required to perform if no such succession or assignment had taken place. James Hardie may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of James Hardie. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive s legal personal representatives. (e) Entire Agreement; Certain Acknowledgments. This Agreement (together with the Supplemental Release) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between or among any member of the James Hardie Group and Executive with respect to the subject matter hereof; provided, that except as otherwise provided in this Agreement, the Employment Agreement (and any continuing obligations provided therein) and the Confidentiality, Limited Non-Compete and Proprietary Rights Agreement shall continue in accordance with their terms following the Effective Date. (f) Headings. The headings and captions in this Agreement are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement. (g) Construction. This Agreement shall be deemed drafted equally by both the Parties, and any presumption or principle that the language is to be construed against either Party shall not apply.

7 (h) Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. (i) Withholding. James Hardie shall be entitled to withhold (or to cause the withholding of) the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. James Hardie, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount thereof. (j) Section 409A. The Parties intend for the payments and benefits under this Agreement to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended ( Section 409A ) or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. If any payments or benefits due to Executive hereunder would cause the application of an accelerated or additional tax under Section 409A, such payments or benefits shall be restructured in a manner which does not cause such an accelerated or additional tax. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Executive s separation from service shall instead be paid on the first business day after the date that is six months following Executive s termination date (or death, if earlier). Notwithstanding anything set forth herein to the contrary, to the extent that any severance amount payable under a plan or agreement that Executive may have a right or entitlement to as of the date of this Agreement constitutes deferred compensation under Section 409A, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, the portion of the benefits payable hereunder equal to such other amount shall instead be provided in the form set forth in such other plan or agreement. [SIGNATURE PAGE FOLLOWS]

Docusign Envelope ID: BAD2E3EB-335C-4306-8C67-5A674C1A81A5 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written. JAMES HARDIE INDUSTRIES PLC Title: Chief Human Resources Officer Rachel Wilson {Signature Page to Transition Services Agreement] SIGNATURE OMITTED SIGNATUR OMITTED

[Appendix A to Transition Services Agreement] APPENDIX A November 17, 2025 James Hardie Attn: Farhaj Majeed Farhaj.Majeed@jameshardie.com To Whom it may Concern: I hereby irrevocably resign, effective as of November 17, 2025 from all positions I hold as an officer or executive with the James Hardie Group, including as Chief Financial Officer. Sincerely, Rachel Wilson SIGNATURE OMITTED

[Appendix B to Transition Services Agreement] APPENDIX B SUPPLEMENTAL RELEASE OF CLAIMS This Release (the Release ) is entered into on [_________], by and between Rachel Executive Company ), pursuant to the employment offer entered into between Company and Executive as of August 16, 2023 (the Employment Agreement ) and in accordance with Section 4(b) of the Transition Services Agreement between Executive and Company, dated November 17 TSA . Any capitalized term that is used but not otherwise defined in this Release shall have the meaning assigned to such term in the Employment Agreement or the TSA (as applicable). 1. Release. (a) administrators, successors and assigns, hereby voluntarily, knowing and willingly releases and arents, subsidiaries, and affiliates, together with each of their members, officers, directors, investors, partners, managers, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (each, individually, a Company Releasee collectively referred to as the Company Releasees from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, Claims , successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (i) arising from the beginning of time up to the date Executive executes this Release including, but not limited to any such Claims (A) relating in any s employment relationship with Company or any other Company Releasee, and (B) arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of H.I74, the Chicago Human Rights Ordinance, Cook County Human Rights Ordinance, Illinois Human Rights Act, the Illinois Constitution, each as amended and including each of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between Company or any other Company Releasee and Executive; provided, however, that notwithstanding the foregoing, nothing contained in this release of claims shall in any way diminish or impair: (w) any Claims Executive may have that cannot be waived under applicable law, (x) rights under this Release, (y) any rights to indemnification, or coverage under the James employment with Company or (z) any rights Executive may have to vested benefits under applicable incentive plans and qualified retirement and welfare benefit plans.

[Appendix B to Transition Services Agreement] (b) Executive acknowledges and agrees that Company and Company Releasees have fully satisfied any and all obligations owed to Executive arising out of or relating to payments or benefits are owed to Executive by Company or any of Company Releasees arising as expressly provided in this Release (for the avoidance of doubt, including any rights Executive may have to vested benefits under Executive benefit and incentive plans). 2. Continuing Obligations. Executive acknowledges and agrees that the restrictive covenants (including, but not limited to, the non-disclosure, non-competition, non-solicitation and non-disparagement obligations, in each case, which are subject to the Protected Activities (as -Compete and Proprietary Rights Agreement, dated August 20, 2023, and any other restrictive covenants agreement between Executive and Company, shall apply and remain in full force and effect and shall survive the execution, delivery and performance of the TSA and this Release and are incorporated by reference in this Release as if fully set forth herein. 3. Review and Revocation Period. (a) Executive acknowledges that (i) Company has advised Executive to consult given the opportunity to seek the advice of counsel, (iii) Executive has carefully read and fully understands all of the provisions of this Release including, without limitation, the release in Section 1 of this Release, and (iv) Executive is entering into this Release, including the release in Section 1, knowingly, freely and voluntarily in exchange for good and valuable consideration to which Executive is not otherwise entitled. (b) Executive understands and agrees that Executive has twenty-one (21) days to consider the terms of this Release, although Executive may sign it sooner but, in any event, not before the Departure Date. Executive understands and agrees that changes to this Release, whether material or immaterial, do not restart the running of the twenty-one (21) calendar day period. (c) Once Executive has signed this Release, Executive has seven (7) additional calendar days from the date Executive signs this Release to revoke consent. Such revocation must be in writing signed by Executive and e-mailed to Farhaj Majeed at farhaj.majeed@jameshardie.com. In the event of such revocation by Executive, this Release shall be of no force or effect, and Executive shall not have any rights to the payments set forth in the Employment Agreement and Section 4(b) of the TSA. Provided that Executive does not revoke consent to this Release within the seven (7) day calendar period, this Release shall become effective on the eighth (8th) calendar day after the date upon which Executive executes it.

[Appendix B to Transition Services Agreement] 4. Assignment. Executive represents that Executive has not fully or partially assigned any Claims to any person or entity. 5. Legal Fees. In the event Executive files an action based on any claim released pursuant to Section 1 of this Release, Company shall be entitled to any and all legal fees and expenses arising out of or relating to such claim. 6. No Admission. Nothing herein shall be deemed to constitute an admission of wrongdoing by Executive or any of Company Releasees. Neither this Release nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Release. 7. Counterparts. This release may be executed in counterparts, and each counterpart, when so executed and delivered, shall be deemed to be an original and both counterparts, taken together, shall constitute one and the same agreement. A faxed or electronic signature shall operate the same as an original signature. 8. Successors and Assigns. This Release shall inure to the benefit of and be binding upon Company and any successor organization, which shall succeed to Company by acquisition, merger, consolidation or operation of law, or by, acquisition of assets of Company and any assigns. this Release. Rachel Wilson Date: _________________________________ SIGNATURE OMITTED